UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2010

CAREADVANTAGE, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-26168	52-1849794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

485-C Route 1 South
Iselin, New Jersey  08830
(732) 362-5000
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Not Applicable
(Former name or former address of Registrant, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 18, 2010, CareAdvantage, Inc. (the “Company”) received delivery of an executed new Office Lease with its landlord, SMII Woodbridge Plaza, LLC, for 6,189 square feet of space in Building A at Woodbridge Corporate Plaza, 485 Route One South, Iselin, New Jersey, the same office park in which it, and its wholly owned subsidiaries, presently maintain their offices in Building C.  The new lease (“New Lease”) is made as of December 28, 2009 and its term commences on April 1, 2010.  The New lease has a term of seventy-six months and a monthly base rent for lease months 1 to 12 of $22,512.49, and for lease months 13 to 76 of $14,441.00.  In addition to the base rent, the Company is obligated to pay separately metered electric charges, and commencing January 1, 2011, a ratable portion of increases from 2010 in real estate taxes, operating expenses and certain utility charges.  The New Lease provides the Company a credit of $10,057.13 against the monthly base rent for lease months 1, 2, 7 and 14.  In addition, the New Lease provides the Company an additional credit of $8,379.67 per month during the twelve month period commencing April 1, 2010.  The New Lease does not initially provide for a security deposit; however, the Company is required to deliver to the landlord no later than January 15, 2011, the sum of $10,000 to be held as a security deposit.  Finally, the landlord will perform, at its expense, certain work in readying the leased premises for the Company’s occupancy.

The New Lease is filed as Exhibit 10.1 and incorporated herein by reference.

In connection with entering into the New Lease, the landlord and CareAdvantage Health Systems, Inc. (“CAHS”), a wholly owned subsidiary of the Company, entered into a Surrender Agreement, delivered on January 18, 2010 and made as of December 28, 2009 (the “Surrender Agreement”), pursuant to which the landlord has agreed to terminate CAHS’s existing lease, which is guaranteed by the Company, as of March 31, 2010 (or the day before the commencement date of the New Lease, if later) (the “Surrender Date”), which existing lease would have otherwise expired on March 31, 2011.  As of the date the New Lease commences, $167,027.67, the security deposit under the existing lease, will be forfeited to landlord.  The Company and CAHS will continue to remain liable for all of their obligations under the existing lease through the Surrender Date and will continue to be responsible for the payment of all base rent and other amounts due under the existing lease through the Surrender Date.

Pursuant to the Surrender Agreement, (i) CAHS releases the landlord from all claims arising out of the existing lease, and (ii) upon CAHS’s delivery of the premises to the landlord in accordance with the Surrender Agreement, and CAHS’s timely payment of rent and other expenses owed to the Landlord under the existing lease through the Surrender Date, the landlord  releases CAHS of all claims arising out of the existing lease.

The Surrender Agreement is filed as Exhibit 10.2 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

The disclosures under Item 1.01 are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Office Lease Between SMIII Woodbridge Plaza, LLC and CareAdvantage, Inc., delivered on January 18, 2010 and made as of December 28, 2009.

10.2	Surrender Agreement between SMIII Woodbridge Plaza, LLC and CareAdvantage Health Systems, Inc., delivered on January 18, 2010 and made as of December 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREADVANTAGE, INC.

Date: January 19, 2010	By:	/s/ Dennis J. Mouras
Dennis J. Mouras,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Office Lease Between SMIII Woodbridge Plaza, LLC and CareAdvantage, Inc., delivered on January 18, 2010 and made as of December 28, 2009.

10.2	Surrender Agreement between SMIII Woodbridge Plaza, LLC and CareAdvantage Health Systems, Inc., delivered on January 18, 2010 and made as of December 28, 2009.